                                                                     EXHIBIT 5.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    We consent to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the Registration Statement (Form F-10) and related prospectus of Agnico-Eagle Mines Limited for the registration of its Units consisting of common shares and share purchase warrants, and to the incorporation by reference therein of our report dated February 15, 2002 (except as to Note 12 which is February 18, 2002) with respect to the consolidated financial statements of Agnico-Eagle Mines Limited incorporated by reference in its Annual Report (Form 20-F) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

October 30, 2002                                                 /s/ ERNST & YOUNG LLP
                                                       ------------------------------------------
Toronto, Canada                                                  Chartered Accountants